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                                                                      Exhibit 11

                               NORDSON CORPORATION
                        CALCULATION OF EARNINGS PER SHARE

       Years Ended November 3, 1996, October 29, 1995 and October 30, 1994
         (Dollar and shares in thousands except for per share amounts)



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

                                            1996        1995        1994
                                          -------     -------     -------
Primary:

Net income                                $53,071     $52,676     $46,654
                                          =======     =======     =======

Weighted average number of common
  shares outstanding during the year       17,869      18,219      18,623

Effect of Company stock plans based
  on the treasury stock method                335         358         444
                                          -------     -------     -------

Total weighted average common and
  common equivalent shares                 18,204      18,577      19,067
                                          =======     =======     =======

Earnings per share                        $  2.92     $  2.84     $  2.45
                                          =======     =======     =======






Fully Diluted:

Net income                                $53,071     $52,676     $46,654
                                          =======     =======     =======

Weighted average number of common
  shares outstanding during the year       17,869      18,219      18,623

Effect of Company stock plans based
  on the treasury stock method                350         360         474
                                          -------     -------     -------

Total weighted average common and
  common equivalent shares                 18,219      18,579      19,097
                                          =======     =======     =======

Earnings per share                        $  2.91     $  2.84     $  2.44
                                          =======     =======     =======
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